UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 29, 2013

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California Street, Suite 324, San Francisco, CA	94105
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 348-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 29, 2013, Nasdaq notified LookSmart, Ltd. (the "Company") that: the Company had not regained compliance with Listing Rule 5550(a)(2); the Company's common stock is subject to delisting from the Capital Market; and, unless the Company requests an appeal of the delisting determination, trading of the Company's common stock will be suspended at the opening of business on June 7, 2013.

The Company intends to request an appeal of the determination and provide Nasdaq with a plan to regain compliance with the applicable listing rules. A hearing request will stay the suspension of the Company's securities pending the Panel's decision.

The Company believes it will be able to regain compliance with the applicable listing rules by effecting a reverse stock split. However, there can be no assurance that the Company will be able to regain compliance with the applicable listing rules within the time frame provided or continue to comply with the applicable listing rules in the future, even if the reverse stock split is effected.

If the Company does not appeal the determination or is otherwise unable to avoid a delisting from the Capital Market, the Company's common stock may be immediately eligible to be quoted on the OTC Bulletin Board or in the "Pink Sheets."

Remainder of Page Intentionally Left Blank. Signature Page to Follow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LookSmart, Ltd.

Date: June 4, 2013	By: /s/ Michael Onghai
Name: Michael Onghai
Title: Chief Executive Officer